UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2012

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXHIBIT INDEX

EX-99.1: PRESS RELEASE

Item 8.01	Other Events.

On March 18, 2012, Dun & Bradstreet announced that it has temporarily suspended its Shanghai Roadway D&B Marketing Services Co Ltd. operations in China, pending an investigation into allegations that its data collection practices may violate local Chinese consumer data privacy laws. D&B acquired Roadway’s operations in 2009, and for 2011 Roadway accounted for approximately $23 million in revenue and $2 million in operating income.

In addition, D&B has been reviewing certain allegations that local employees may have violated the Foreign Corrupt Practices Act and certain other laws in our China operations. D&B is cooperating with the local Chinese investigation, and has voluntarily reported these matters to the U.S. Department of Justice and the U.S. Securities and Exchange Commission.

D&B will continue to actively pursue these investigations until the matter is satisfactorily resolved.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of The Dun & Bradstreet Corporation, dated March 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President, Associate General
Counsel and Assistant Corporate Secretary

DATE: March 18, 2012

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